                                 Exhibit 10.14




                                J2 COMMUNICATIONS


--------------------------------------------------------------------------------
                                VOTING AGREEMENT
--------------------------------------------------------------------------------


                                  May 17, 2002


                                VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "AGREEMENT"), dated as of May 17, 2002, is entered into by and among Daniel S. Laikin ("LAIKIN"), Paul Skjodt, Timothy S. Durham, Ronald Holzer, DC Investments, LLC and National Lampoon Acquisition Group, LLC, a California limited liability company (each a "PURCHASER" and together the "PURCHASERS"), Samerian LLP, an Indiana limited liability partnership, Diamond Investments, LLC, an Indiana limited liability company, Christopher R. Williams, Helen C. Williams, DW Leasing Company, LLC, a Mississippi limited liability company, and Judy B. Laikin (collectively, the "NLAG SHAREHOLDERS"), and James P. Jimirro ("JIMIRRO"). The Purchasers, the NLAG Shareholders and Jimirro are sometimes referred to in this Agreement individually as a "SHAREHOLDER" and collectively as the "SHAREHOLDERS".

                                    RECITALS

        WHEREAS, as of the date hereof, Jimirro, certain of the Purchasers and the NLAG Shareholders each own shares of the Common Stock, no par value (the "COMMON STOCK"), of J2 Communications, a California corporation (the "COMPANY");

        WHEREAS, each of the Purchasers has agreed to purchase or will be granted an option to purchase, and the Company has agreed to sell and grant options to purchase, pursuant to a Preferred Stock and Warrant Purchase Agreement dated April 25, 2002, as amended by the First Amendment to Preferred Stock and Warrant Purchase Agreement dated May 17, 2002 (the "PURCHASE AGREEMENT"), shares of Series B Convertible Preferred Stock of the Company, no par value (the "SERIES B PREFERRED") and warrants to acquire shares of Common Stock of the Company (the "WARRANTS"); and

WHEREAS, the obligations of the Company to sell, and the Purchasers to purchase, the Series B Preferred and Warrants pursuant to the Purchase Agreement are conditioned upon the execution and delivery of this Agreement by Jimirro, the Purchasers and the NLAG Shareholders.

                                   AGREEMENTS

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        Section 1. VOTING AND OTHER ACTIONS.

        (a) Each of the Shareholders hereby agrees that at each meeting of the shareholders of the Company at which directors are to be elected after the Closing (as defined in the Purchase Agreement) and in connection with any action by written consent such Shareholder will vote (or execute such written consent with respect to, as the case may be) all shares of the capital stock of the Company which are voting shares, and any other voting securities of the Company, over which such Shareholder has voting control or which are owned by such Shareholder, beneficially or of record, or will cause such shares or securities to be voted (or such consent to be executed), and will take all other necessary or desirable actions within such Shareholder's control in his or her capacity as a shareholder, director, member of a board committee or officer of the Company, including acting by written consent to the extent permitted under applicable law, so that:

        (i) during the term of this Agreement the Board of Directors of the Company (the "BOARD") will include, and until (but not necessarily after) the Payment Satisfaction Date (hereinafter defined) will exclusively include, (A) three persons nominated by Jimirro (including their successors, the "JIMIRRO DIRECTORS"), (B) so long as the Purchasers and their transferees who are or become parties to and bound by this Agreement continue to beneficially own in the aggregate not less than 281,690 shares of Common Stock including as beneficially owned by them all shares of Common Stock into which their Series B Preferred could be converted (the foregoing required number of shares shall automatically be increased proportionately on account of any subdivision, share dividend, stock split or similar transaction and decreased proportionately on account of any reverse stock split, combination or similar transaction affecting the Common Stock occurring after the date of this Agreement), three persons nominated by the holders of a majority of the shares of Common Stock beneficially owned from time to time by the Purchasers (including their successors, the "SERIES B DIRECTORS"), and (C) one person nominated jointly by a majority of the Jimirro Directors and a majority of the Series B Directors (the "INDEPENDENT DIRECTOR"); provided, however, that the Independent Director will be nominated solely by a majority of the Series B Directors from and after the Payment Satisfaction Date (hereinafter defined); provided, further, that as a condition precedent to the effectiveness of each Jimirro Director's election or appointment to the Board, each Jimirro Director must execute and deliver to the Company, an agreement to resign from the Board effective immediately upon (but only upon) the termination of this Agreement, subject to the satisfaction of such Jimirro Director's fiduciary duties as a director of the Company, in the form attached hereto as Exhibit A;

        (ii) until the Payment Satisfaction Date (hereinafter defined) any committees of the Board will be created only upon the approval of a majority of the Series B Directors and a majority of the Jimirro Directors, and in each case will consist of (A) an equal number of Series B Directors and Jimirro Directors and, to the extent permitted, (B) the Independent Director;

        (iii) any vacancy created by the death, resignation or removal of any of the Jimirro Directors, the Series B Directors or the Independent Director will be filled by a person nominated to fill such vacancy by the person or group of persons entitled, under clause (i) above, to nominate the director who died, resigned or was removed;

        (iv) none of the Jimirro Directors or the Series B Directors will be removed (with or without cause) from the Board unless the Board has received a prior written request for such removal from the person or group of persons entitled to nominate the director to fill the vacancy that would be created by such removal;

        (v) Jimirro will be elected as Chairman of the Board, President and Chief Executive Officer of the Company during his employment with the Company, and will remain as Chairman of the Board after termination of such employment for so long as he beneficially owns at least 100,000 shares of Common Stock (the foregoing required number of shares shall automatically be increased proportionately on account of any subdivision, share dividend, stock split or similar transaction and decreased proportionately on account of any reverse stock split, combination or similar transaction affecting the Company's Common Stock occurring after the date of this Agreement);

        (vi) Laikin will be elected to the office of Chief Operating Officer of the Company for so long as Jimirro is the President and Chief Executive Officer, or until such earlier time as the Directors may elect;

        (vii) unless approved in writing by the holders of a majority of the outstanding shares of Series B Preferred, so long as any shares of Series B Preferred Stock remain outstanding no action (including, without limitation, amending the Articles of Incorporation or the Bylaws of the Company) will be taken to amend, alter or repeal any rights, preferences or privileges of, or any restrictions provided for the benefit of, the Series B Preferred, to adversely affect the rights of the holders of the Series B Preferred or the Series B Directors, or to authorize, create or issue (by reclassification or otherwise) any shares of any class or series of stock having preferences senior to the Series B Preferred Stock; and

        (viii) unless approved in writing by Jimirro, until the Payment Satisfaction Date (hereinafter defined) no action will be taken to amend, alter or repeal the Articles of

Incorporation or the Bylaws of the Company.

        (b) Each of the Shareholders hereby agrees that such Shareholder will not, and will not permit its affiliates (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) or associates (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) to, (x) elect to cumulate votes pursuant to Section 708(b) of the California Corporations Code, or (y) prior to the Payment Satisfaction Date (hereinafter defined) nominate for election as a director any person in addition to those nominated or to be nominated in accordance with
Section 1(a)(i) of this Agreement, or (z) directly or indirectly cause, request, solicit or encourage any other shareholder of the Company to do any of the acts described in subdivisions (x) or (y) of this Section 1(b). In the event that any shareholder of the Company who is not a party to this Agreement nominates for election as a director a person other than those nominated or to be nominated in accordance with Section 1(a)(i) of this Agreement, and in the further event that the shareholders of the Company shall be entitled to cumulate their votes in the election of directors in question, then each of the Shareholders hereby agrees that in any election of directors held or to be held until the termination of this Agreement for which such other person is so nominated such Shareholder shall vote such Shareholder's shares as follows: (A) for each person nominated to be a Jimirro or a Series B Director each Shareholder shall cast the number of votes with respect to its shares (whether on a cumulated basis or not, depending on whether an election has been made to cumulate votes pursuant to Section 708(b) of the California Corporations Code) which is equal to 14.3 percent of the total number of votes in respect of which such Shareholder is entitled to vote in respect of its shares, rounded up to the next whole number of votes; and
(B) for the person nominated to be the Independent Director each Shareholder shall vote the remainder of such Shareholder's votes in respect of its shares (whether on a cumulated basis or not).

        (c) Each of the Shareholders hereby agrees to take all necessary or desirable actions within such Shareholder's control in such Shareholder's capacity as a shareholder, director, member of a board committee or officer of the Company to cause the Company to reincorporate in the State of Delaware as soon as commercially practicable after the Closing (as defined in the Purchase Agreement). In connection with such reincorporation, each Shareholder agrees that such Shareholder will (x) take all necessary or desirable actions within such Shareholder's control in such Shareholder's capacity as a shareholder, director, member of a board committee or officer of the Company (1) to cause the Company's (or its successor entity's, as the case may be) corporate documents (including, without limitation, its charter and bylaws) to be substantially in the form of the Company's current corporate documents, subject only to such differences as are required by Delaware law, and (2) to cause the Company, as soon as it may do so under applicable law and in accordance with the existing factual circumstances, to issue the Section 2115 Certificate (hereinafter defined), and (y), if necessary, enter into a new voting agreement having terms substantively identical to this Agreement regarding the capital stock of any successor entity to the Company resulting from such reincorporation. Each of the Shareholders hereby agrees that as soon as commercially practicable following such reincorporation, such Shareholder will designate an address of record outside the State of California for purposes of the records of the Company or any successor entity to the Company and will maintain such address of record until the termination of this Agreement pursuant to Section 2 below.

        (d) Jimirro and Laikin agree that until the Payment Satisfaction Date (hereinafter defined), in the event either Jimirro or Laikin (if he is a Series B Director) is unable under applicable law to participate, or otherwise elects not to participate, in a vote or decision of the Board on account of his personal interest in the matter being voted on or decided, then neither of such persons shall participate as a Director in such vote or decision of the Board.

        (e) For purposes of this Agreement, the "PAYMENT SATISFACTION DATE" is the date following the termination of Jimirro's employment with the Company as of which the following condition (whichever is applicable) has been satisfied:

        (i) if Jimirro's employment with the Company has been terminated by the Company for "Cause" pursuant to Section 4(e) of the Employment Agreement between Jimirro and the Company dated May 17, 2002 (the "NEW AGREEMENT") or by Jimirro otherwise than for an Executive Good Reason Termination Event pursuant to
Section 4(g) of the New Agreement, then upon full payment of all compensation (excluding payments with respect to the movie "National Lampoon's Van Wilder") owed to Jimirro under the New Agreement; or

        (ii) if Jimirro's employment with the Company has been terminated by reason of Jimirro's death or disability, by the Company for "Convenience" pursuant to Section 4(f) of the New Agreement, or by Jimirro for an Executive Good Reason Termination Event pursuant to Section 4(g) of the New Agreement, then upon the later of (A) full payment to Jimirro of all compensation (including payments under the Severance Note (as defined in the New Agreement) but excluding payments with respect to the movie "National Lampoon's Van Wilder") owed to Jimirro under the New Agreement, and (B) thirteen (13) months after the payment to Jimirro of the "Cash Severance Payment" pursuant to, and as defined in, Section 5(d)(i) of the New Agreement.

        (f) Each of the Shareholders hereby represents and warrants for the benefit of each of the other Shareholders that it beneficially owns as of the date of this Agreement the number of shares of Common Stock set forth opposite such Shareholder's name in Exhibit B to this Agreement.

        (g) For purposes of this Agreement, the term "beneficially", when it modifies "own" or a derivative of "own", shall have the meaning ascribed to it in the rules and regulations promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended.

        (h) The Shareholders acknowledge that shares of capital stock of the Company that they own may be subject in certain respects to Rule 144 of the Securities Act of 1933, as amended.

        Section 2. TERMINATION OF AGREEMENT. This Agreement will terminate and be of no further force or effect upon the mutual written agreement to terminate of Jimirro and the Purchasers who hold a majority of the shares of Series B Preferred then held by the Purchasers or, in the absence of such an agreement to terminate, upon the last to occur of the following dates:

        (a) the Payment Satisfaction Date; or

        (b) the date as of which Jimirro personally first ceases to own beneficially (whether by reason of his death or otherwise) at least 100,000 shares of Common Stock (the foregoing required number of shares shall automatically be increased proportionately on account of any subdivision, share dividend, stock split or similar transaction and decreased proportionately on account of any reverse stock split, combination or similar transaction affecting the Company's Common Stock occurring after the date of this Agreement).

        Section 3. MISCELLANEOUS.

        (a) Succession.

        (i) Until the date of reincorporation of the Company in the State of Delaware (as contemplated by Section 1(c) of this Agreement) (the "REINCORPORATION DATE") the benefits and burdens of this Agreement shall not be personal to the Restricted Transferors (as defined herein) and will pass to the successors in interest and/or the transferees of any of their shares. In addition, it shall be a condition of any sale, transfer or assignment of any shares by any Restricted Transferor that the successor in interest to such shares (including, without limitation, any buyer, transferee or assignee) execute an adherence and assumption agreement to the terms and conditions of this Agreement in or substantially in the form attached hereto as Exhibit C.

        (ii) After the Reincorporation Date and until the Payment Satisfaction Date, unless the Company shall have issued a certificate to the effect that the Company is not subject to subdivision (b) of Section 2115 of the California Corporations Code upon a request therefor by any stockholder (a "SECTION 2115 CERTIFICATE"), the benefits and burdens of this Agreement shall not be personal to the Restricted Transferors (as defined herein) and will, pass to the successors in interest and/or the transferees of any of their shares. In addition, it shall be a condition of any sale, transfer or assignment at such time of any shares by any Restricted Transferor that the successor in interest to such shares (including, without limitation, any buyer, transferee or assignee) execute an adherence and assumption agreement to the terms and conditions of this Agreement in or substantially in the form attached hereto as Exhibit C.

        (iii) After the Reincorporation Date and until the Payment Satisfaction Date, in the event that the Company shall have issued a Section 2115 Certificate, the benefits and burdens of this Agreement shall not pass to the successors in interest and/or the transferees of any of the shares of the parties hereto except to the extent that the

Restricted Transferors, considered together as a group, shall cease as a result of any sale, transfer or assignment of any shares at such time, to hold an aggregate number of Shares which represent a number of votes in an election of directors of the Company equal to 50% of the total number of votes applicable to all outstanding voting securities of the Company plus one vote. For the avoidance of doubt, the successor in interest to any Shares (including, without limitation, any buyer, transferee or assignee) as a result of a sale, transfer or assignment which results in the Restricted Transferors, considered together as a group, ceasing to hold such number of Shares, and the successors in interest to any Shares as a result of subsequent sales, transfers or assignments, shall be bound by the benefits and burdens of this Agreement, and each such subsequent sale, transfer or assignment shall be conditioned upon the execution by each of such successor or successors in interest of an adherence and assumption agreement to the terms and conditions of this Agreement in or substantially in the form attached hereto as Exhibit C.

        (iv) The benefits and burdens of this Agreement with respect to Jimirro are wholly personal to him and will not flow to or bind his transferees or successors in interest with respect to his Common Stock. After the Payment Satisfaction Date, the benefits and burdens of this Agreement will be wholly personal to each of the Shareholders and will not flow to or bind their transferees with respect to any of their shares of stock.

        (v) For the purposes of this Section 3(a) and of Section 3(e)(ii)(z) the proportion that (1) the votes represented by the shares held by the holders of shares initially required to be legended under Section 3(e)(i), considered together as a group, bears to (2) the total number of votes shall be calculated without taking account, for any purposes, of any shares of Common Stock acquired by or issued to Jimirro as a result of the exercise of any stock options held by Jimirro as of the date of this Agreement or to be granted to Jimirro pursuant to the terms of the New Agreement.

        (vi) Any sale, transfer or assignment of shares by a Restricted Transferor which is, pursuant to the terms of this Agreement, conditional upon the successor in interest to such shares (including, without limitation, any buyer, transferee or assignee) executing an adherence and assumption agreement to the terms and conditions of this Agreement in or substantially in the form attached hereto as Exhibit C, in circumstances where such condition has not been satisfied shall constitute a breach of this Agreement by such Restricted Transferor.

        (vii) For the purposes of this Agreement, in determining whether any sale, transfer or assignment of any shares is a sale, transfer or assignment by a Restricted Transferor, each of the following persons shall be a "Restricted Transferor":

               (A) until the Reincorporation Date, the Shareholders (except for Jimirro) and the successors in interest to any of their shares (including, without limitation, any buyer, transferee or assignee); and

               (B) from and after the Reincorporation Date and until the Payment Satisfaction Date, if the Company shall not have issued a Section 2115 Certificate, the persons who were Restricted Transferors pursuant to Subsection 3(vii)(A) and the successors in interest to any of their shares (including, without limitation, any buyer, transferee or assignee); and

               (C) from and after the Reincorporation Date and until the Payment Satisfaction Date, if the Company shall have issued a Section 2115 Certificate and the sale, transfer or assignment in question is, or is subsequent to, a Prohibited Transfer (defined below), only those persons who were Restricted Transferors pursuant to Subsection 3(vii)(A) and the successors in interest to any of their Shares (including, without limitation, any buyer, transferee or assignee). For purposes of this Agreement, a "PROHIBITED TRANSFER" is a sale or transfer of shares which results in, or is subsequent to a sale or transfer which resulted in, the persons who were Restricted Transferors pursuant to Subsection 3(vii)(A) and the successors in interest to any of their shares (including, without limitation, any buyer, transferee or assignee), considered together as a group, ceasing to hold an aggregate number of shares which represent an amount of votes in an election of directors of the Company equal to 50% of the total number of votes plus one vote).

        (b) Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California, without giving effect to its principles or rules regarding conflicts of laws (to the extent such principles or rules would require the application of the law of another jurisdiction).

        (c) Severability. If any provision of this Agreement or portion thereof shall be declared invalid, illegal or unenforceable, such provision or portion thereof shall be severed and all remaining provisions shall continue in full force and effect.

        (d) Amendments. No amendment, alteration or modification of this Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument executed by each of Jimirro and the holders of a majority of the shares of Series B Preferred purchased pursuant to the Purchase Agreement, provided, that if any such purported amendment would discriminate against any one Shareholder, such Shareholder's consent shall be required for such amendment. Notwithstanding the foregoing, in no event shall an amendment to this Agreement that has the effect of removing a Series B Director or a Jimirro Director be valid without the consent of the persons who nominated such Series B Director or Jimirro Director, respectively.

        (e) Legends.

        (i) Each of the Shareholders (other than Jimirro) hereby agrees that each certificate representing shares of Series B Preferred held by such Shareholder, and each certificate of Common Stock acquired by such Shareholder
(A) as a result of the conversion of Series B Preferred into Common Stock or upon exercise of the Warrants and (B) prior to the date on and after which the legend is removable under
Section 3(e)(iii), may bear a legend containing the following words:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE VOTING AGREEMENTS SET FORTH IN THE VOTING AGREEMENT DATED AS OF MAY 17, 2002 BY THE PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE COMPANY."

        (ii) In the event that any holder of shares of Common Stock or of Series B Preferred decides to sell or transfer any of such shares owned by him and in respect of which the certificate or certificates bear such legend, then such holder shall be entitled to request by written notice to the Company that the Company exchange such certificates for certificates which do not bear any legend, and each of the Shareholders hereby agrees to take all necessary or desirable actions within such Shareholder's control in his or her capacity as a shareholder, director, member of a board committee or officer of the Company to cause the Company so to exchange such certificates, provided always that (x) the Reincorporation Date shall have passed, (y) the Company shall have issued a
Section 2115 Certificate and (z) the Company shall not be able to prove that such sale or transfer is a Prohibited Transfer.

        (iii) From and after the Payment Satisfaction Date, any shareholder of the Company holding shares the certificates in respect of which are legended as provided in Section 3(e)(i) shall be entitled to request by written notice to the Company that the Company exchange any legended certificate for a certificate which does not bear any legend, and each of the Shareholders hereby agrees to take all necessary or desirable actions within such Shareholder's control in his or her capacity as a shareholder, director, member of a board committee or officer of the Company to cause the Company so to exchange such certificates.

        (f) Waiver. No waiver of any provision of this Agreement shall be valid unless it is expressed in a written instrument duly executed by the party or parties making such waiver. The failure of any party to insist, in any one or more instances, on performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition but the obligation of any party with respect thereto shall continue in full force and effect.

        (g) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, as follows:

        (i) If to any or all of the Purchasers or NLAG Shareholders, to:

               111 Monument Circle, Suite 3680
               Indianapolis, Indiana 46204
               Attn: Timothy S. Durham

               with a copy (which shall not constitute notice) to:

               LEAGRE CHANDLER & MILLARD LLP
               1400 First Indiana Plaza
               135 North Pennsylvania Street
               Indianapolis, Indiana 46204-2415
               Attn: David B. Millard, Esq.
               Fax: 317-808-3100

        (ii) If to Jimirro, to:

               James P. Jimirro
               10787 Wilshire Boulevard, Suite 1702
               Los Angeles, California 90024

               with a copy (which shall not constitute notice) to:

               GIBSON, DUNN & CRUTCHER LLP
               333 South Grand Avenue
               Los Angeles, California 90071
               Attn: Bruce D. Meyer, Esq.
               Fax: 213-229-7520

Alternatively, to such other address as a party hereto supplies to each other party in writing.

        (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        (i) Headings. The headings of this Agreement are for convenience and shall not control or affect the meaning or construction of any provision hereof.

        (j) Specific Performance. Each of the Shareholders agrees and acknowledges that the other Shareholders will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties therefore agrees that in the event of a breach of any provision of this Agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which any Shareholder may have.

        Section 4. EFFECTIVE TIME. This Agreement will become effective immediately upon, but will not be effective prior to, the consummation of the sale of one or more shares of Series B Preferred by the Company pursuant to the Purchase Agreement.

        IN WITNESS WHEREOF the undersigned have set their hands as of the above date.


----------------------------------     -----------------------------------------
Daniel S. Laikin                       James P. Jimirro (individually)

SAMERIAN LLP

                                       -----------------------------------------
                                       Paul Skjodt
By
  --------------------------------
Paul Skjodt, Managing Member           DIAMOND INVESTMENTS, LLC



----------------------------------     By
                                         ---------------------------------------
Christopher R. Williams                Timothy S. Durham, Managing Member


DW LEASING COMPANY, LLC
                                       -----------------------------------------
                                       Helen C. Williams

By
  --------------------------------
Timothy S. Durham, Managing Member

NATIONAL LAMPOON ACQUISITION
GROUP, LLC
                                       -----------------------------------------
                                       Judy B. Laikin

----------------------------------
By Timothy S. Durham
Daniel S. Laikin, Managing Member
                                       ACKNOWLEDGED:
                                       J2 COMMUNICATIONS

----------------------------------
Ronald Holzer

                                       By
                                         ---------------------------------------
DC INVESTMENTS, LLC                      James P. Jimirro (President)


By
  --------------------------------

Timothy S. Durham, Managing Member


                                    EXHIBIT A

        The undersigned hereby agrees to resign from the Board of Directors of J2 Communications, a California corporation (the "Company"), effective immediately upon the termination pursuant to Section 2 thereof of that certain Voting Agreement dated as of May 17, 2002 among Daniel S. Laikin, Paul Skjodt, Timothy S. Durham, Ronald Holzer, DC Investments, LLC and National Lampoon Acquisition Group, LLC, a California limited liability company, Samerian LLP, an Indiana limited liability partnership, Diamond Investments, LLC, an Indiana limited liability company, Christopher R. Williams, Helen C. Williams, DW Leasing Company, LLC, a Mississippi limited liability company, Judy B. Laikin and James P. Jimirro; provided, however, that the obligation set forth herein shall be subject in all respects to the satisfaction of the undersigned's fiduciary duties to the Company.


                                    -------------------------------------------
                                    Director

                                    EXHIBIT B

                               OWNERSHIP OF SHARES


                                           Number of shares owned
                                   ---------------------------------------
Name of Shareholder                Common Stock        Series B Preferred
-------------------                ------------        ------------------
James P. Jimirro                      233,667

Daniel S. Laikin                      167,250               19,864

Paul Skjodt                           141,050                3,000

Samerian, LLP                          20,000

Timothy S. Durham                      68,200                4,880

Diamond Investments, LLC               92,399

DW Leasing Company, LLC                17,350

Christopher R. Williams               129,900

Helen C. Williams                      60,200

Judy B. Laikin                         26,000

Ronald Holzer                          40,100                2,500

DC Investments, LLC                         0                5,000

National Lampoon

Acquisition Group, LLC                      0

                                    EXHIBIT C

                   FORM OF ASSUMPTION AND ADHERENCE AGREEMENT

                       ASSUMPTION AND ADHERENCE AGREEMENT


        THIS ASSUMPTION AND ADHERENCE AGREEMENT (this "Assumption
Agreement") is entered into this ____ day of ___________, 200___ by and between [Name of Transferor Shareholder], ("Seller") and between [Name of Transferee] ("Buyer").

        WHEREAS, Seller and Buyer have entered into a Stock Transfer Agreement, dated as of _______________, 200___ (the "Stock Transfer Agreement"), pursuant to which Seller has agreed to sell, transfer, convey, assign and deliver to Buyer all of the Seller's right, title and interest in and to ____ shares of [Common Stock/Series B Preferred Stock] (the "Shares") in the capital of J2 Communications, a [California] Corporation, and Buyer has agreed, by executing this Assumption Agreement, to assume the burdens and obligations (the "Obligations") of Seller with respect to the Shares pursuant to that voting agreement (the "Voting Agreement") dated May 17, 2002 and made between the Purchasers (as defined therein), the NLAG Shareholders (as defined therein) and James P. Jimirro ("Jimirro");

        WHEREAS, pursuant to Section [3(a)(i)/3(a)(ii)] of the Voting Agreement, Buyer is required to execute and deliver to Jimirro this Assumption Agreement whereby Buyer assumes such obligations;

        NOW, THEREFORE, for and in consideration of the mutual covenants contained in the Asset Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby undertakes and agrees from and after the date hereof, to assume and to perform and discharge when due the Obligations, and otherwise to adhere to the terms and conditions of the Voting Agreement.

        This Assumption Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        This Assumption Agreement shall be governed by and construed in accordance with the Laws of the State of California applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

        IN WITNESS WHEREOF, the undersigned have [executed/caused their duly authorized officers to execute] this Assumption Agreement on the day and year first above written.


                                       -----------------------------------------
                                       SELLER
                                       By:
                                          --------------------------------------
                                       Name:
                                             -----------------------------------
                                       Its:
                                           -------------------------------------

--------------------------------
BUYER
By:
   -----------------------------
Name:
      --------------------------
Its:
     ---------------------------